INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-52092 and 333-29881 on Form S-8 and 333-14463 and 33-77910 on Form S-3 of
ShoLodge, Inc. of our report dated April 1, 1998, appearing in this Annual Report on Form 10-K of ShoLodge, Inc. for the year ended December 28, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP



Nashville, Tennessee
March 27, 2000